                                                                    Exhibit j(2)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports each dated September 20, 2002 on the financial statements and financial highlights of Liquid Assets Portfolio and Prime Portfolio, each a series of Short-Term Investments Company. Such financial statements and financial highlights are included in the Post Effective Amendment No. 19 to the Registration Statement on Form N-1A of Short-Term Investments Company. We also consent to the references to our Firm in such Registration Statement.


                                         /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 18, 2002